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Exhibit 1


                             JOINT FILING AGREEMENT

                  Robert M. Figliulo and David A. Figliulo each hereby agrees, in accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, that the Schedule 13D filed herewith, and any amendments thereto, relating to the shares of Common Stock, Par Value $0.01 per Share, of Leapnet, Inc. is, and will be, jointly filed on behalf of each such person and further agree that this Joint Filing Agreement be included as an exhibit to such joint filings. In evidence thereof, the undersigned hereby execute this Agreement as of the date set forth below.

Dated: October 8, 2001



                                               /s/ Robert M. Figliulo
                                                   ----------------------------
                                                   Robert M. Figliulo


                                               /s/ David A. Figliulo
                                                   ----------------------------
                                                   David A. Figliulo